Exhibit 10.1

August 29, 2016

Via email:

John Slebir

General Counsel

VIVUS, Inc.

351 E. Evelyn Ave.

Mountain View, CA 94041

Re:Termination Notice

Dear Mr. Slebir:

This is to confirm our agreement that the date of termination of the License and Commercialization Agreement between VIVUS, Inc. and Auxilium Pharmaceuticals, LLC (formerly Auxilium Pharmaceuticals, Inc.), an Endo international company, dated October 10, 2013 (the “License Agreement”), is hereby extended to September  30, 2016.

Sincerely,

AUXILIUM PHARMACEUTICALS, LLCENDO VENTURES LIMITED

/s/ Deanne Voss/s/ Robert Cobuzzi

Deanne VossRobert Cobuzzi

Assistant SecretaryDirector

Accepted and agreed:

VIVUS, INC.

/s/ John L. Slebir

John L. Slebir

SVP, General Counsel